UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TODOS MEDICAL LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 HaMada St., Rehovot, Israel	7670301
(Address of principal executive officers)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box   ☐

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box   ☒

Securities Act registration statement file number to which this form relates: 333--209744

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary Shares, with a par value of NIS 0.01 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the Registrant’s Ordinary Shares is set forth under the caption “Additional Information” contained in the Company’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on May 15, 2018 (the “Form 20-F”), and is set forth under the caption “Description of Share Capital” in the prospectus included in the Company’s Registration Statement on Form F-1 (File No. 333-209744) as filed with the Securities and Exchange Commission on July 27, 2016 (the “Registration Statement”), which descriptions are hereby incorporated by reference to the prior filings in response to this item.

Item 2. Exhibits

3.1	Amended and Restated Articles of Association of Todos Medical Ltd. (filed as Exhibit 99.1 to the Company’s current report on Form 6-K (File No. 333-209744) filed on March 30, 2017, and incorporated herein by reference).

4.1	Specimen Share Certificate

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

TODOS MEDICAL LTD.

By:	/s/ Herman Weiss
Name: Herman Weiss, M.D.
Title: CEO and Director

February 14, 2019

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